                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.  )

    Filed by the Registrant /X/

    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               THERAPEUTIC DISCOVERY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pur-suant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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
                                     [LOGO]

                       THERAPEUTIC DISCOVERY CORPORATION

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD THURSDAY, MAY 8, 1997 AT 11:00 AM

To the Stockholders of Therapeutic Discovery Corporation:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Therapeutic Discovery Corporation ("TDC") will be held at 950 Page Mill Road, Palo Alto, California, on Thursday, May 8, 1997 at 11:00 am, for the following purposes:

         1. To elect one Class I director to hold office for a term ending in 2000 and until his successor is elected; and

         2. To transact such other business as may properly be presented at the meeting and at any adjournments or postponements thereof.

    Only stockholders of record at the close of business on March 17, 1997 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors,

                                          DAVID R. HOFFMANN

                                          SECRETARY

Palo Alto, California
March 27, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ACCOMPANYING POSTPAID ENVELOPE. YOUR DOING SO MAY SAVE TDC THE EXPENSE OF A SECOND MAILING.

                       THERAPEUTIC DISCOVERY CORPORATION
                                PROXY STATEMENT
                             ---------------------

To the Stockholders of Therapeutic Discovery Corporation:

    The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Therapeutic Discovery Corporation ("TDC"), a Delaware corporation, for use at TDC's 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 11:00 am on Thursday, May 8, 1997 at 950 Page Mill Road, Palo Alto, California 94304; telephone number (415) 496-8200.

    Holders of record of TDC's Class A Common Stock and Class B Common Stock as of the close of business on March 17, 1997 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on that date, TDC had outstanding 7,734,424 shares of its Class A Common Stock, par value $.01 per share, and 100 shares of its Class B Common Stock, par value $.01 per share. Holders of Class A Common Stock and Class B Common Stock vote together as a class as to the matters to be presented at the meeting and are entitled to one vote for each share of Class A or Class B Common Stock held. TDC Class A Common Stock trades on the Nasdaq Stock Market.

    Any stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use. A proxy can be revoked (i) by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of TDC, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or (iii) at the Annual Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

    Broker non-votes and shares held by stockholders present in person or by proxy at the meeting but abstaining on a vote will be counted in determining whether a quorum is present at the Annual Meeting. However, abstentions by stockholders present in person or by proxy at the meeting are counted as votes against a proposal for purposes of determining whether or not a proposal has been approved, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    This Proxy Statement and the accompanying proxy card are being mailed to TDC stockholders on or about March 27, 1997. Directors, officers and agents of TDC may solicit proxies by personal interview, telephone or facsimile, without special compensation. Any costs of such solicitation will be borne by TDC.

                             ELECTION OF DIRECTORS

    TDC's Restated Certificate of Incorporation provides for three classes of directors: Class I, Class II and Class III. Only one class of directors is elected at each annual meeting of stockholders, each director to serve for a three-year term. In accordance with the Restated Certificate of Incorporation, Class I directors are to be elected at the 1997 annual meeting, Class II directors are to be elected at the 1998 annual meeting and Class I directors are to be elected at the 1999 annual meeting.

NOMINEES

    One Class I director is to be elected to the Board at the Annual Meeting, to serve until the annual meeting of stockholders to be held in 2000 and until his successor has been elected and qualified, or until his earlier death, resignation or removal. The nominee for election at the Annual Meeting is Gary
L. Neil, PhD. Dr. Neil is presently the President and Chief Executive Officer and a director of TDC and has been a director since 1993. He has extensive experience in fields critical to TDC's success, and has indicated his willingness to continue to serve as a director of TDC.

    If the nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board. The Board has no reason to believe that the nominee will be unable or unwilling to serve as a director if elected. Proxies received will be voted "FOR" the election of the nominee unless marked to the contrary. Pursuant to applicable Delaware corporation law, assuming the presence of a quorum, one director will be elected from among those persons duly nominated for such position by a plurality of the votes actually cast by stockholders entitled to vote at the meeting who are present in person or by proxy. Thus, the nominee who receives the highest number of votes in favor of election will be elected, regardless of the number of abstentions or broker non-votes.

    The following table provides the name of the nominee for election as director and the names of each other director who will be serving as a director after the Annual Meeting and indicates the periods during which such persons have served as directors of TDC.

                                                                                                         DIRECTOR
NAME AND POSITIONS WITH                                                                                CONTINUOUSLY
TDC IN ADDITION TO DIRECTOR                                                                                SINCE
----------------------------------------------------------------------------------------------------  ---------------
NOMINEE (CLASS I DIRECTOR)

Gary L. Neil, PhD...................................................................................          1993
  President and Chief Executive Officer

INCUMBENTS

CLASS II DIRECTORS

Terrence F. Blaschke, MD............................................................................          1993
Paul D. Lairson, MD.................................................................................          1993

CLASS III DIRECTORS

Allen M. Phipps.....................................................................................          1993
  Chairman of the Board
William P. Sommers, PhD.............................................................................          1993

BUSINESS EXPERIENCE OF DIRECTORS

    NOMINEE (CLASS I DIRECTOR)

    Gary L. Neil, PhD, 56, is the President and Chief Executive Officer of TDC. Prior to joining TDC, from 1990 to 1993, Dr. Neil served as Executive Vice President of the Wyeth-Ayerst Research division of Wyeth Laboratories, Inc., a subsidiary of American Home Products Corporation, a large pharmaceutical company, and, from 1990 to 1992, was responsible for Wyeth-Ayerst Research's worldwide research and development activities. From 1989 to 1990, Dr. Neil served as a Senior Vice President of Wyeth-Ayerst Research. Prior to that time, Dr. Neil served for 23 years in various scientific and management positions with the Upjohn Company. Dr. Neil currently serves as a member of the Board of Directors of Allergan Ligand Retinoid Therapeutics, Inc., a drug development company.

    INCUMBENTS

    CLASS II DIRECTORS

    Terrence F. Blaschke, MD, 54, has served on the faculty of Stanford University for 20 years and is currently Professor of Medicine and Molecular Pharmacology and Chief of the Division of Clinical Pharmacology at the Stanford University School of Medicine. Dr. Blaschke also serves as an independent consultant working with pharmaceutical and biotechnology companies. He is a consultant to and the former chair of the Generic Drugs Advisory Committee for the U.S. Food and Drug Administration.

    Paul D. Lairson, MD, 65, has been an independent consultant working with medical groups, large employers and hospitals on issues related to managed care since 1992. From 1984 to 1992, Dr. Lairson served as Director of the Permanente Medical Groups Interregional Services, a position that coordinates the national activities of over 9,000 physicians and supplies support services to the twelve Permanente Medical Groups. Dr. Lairson currently serves as chairman of the Garfield Fund, a research fund that distributes approximately $1.8 million annually for projects aimed at improving the quality of care and at reducing costs of medical care.

    CLASS III DIRECTORS

    Allen M. Phipps, 58, is the Chairman of the Board of TDC. Since January 1996, Mr. Phipps has been President and Chief Executive Officer of SRI Consulting, a subsidiary of SRI International. In 1995, Mr. Phipps was a Senior Vice President of SRI International, a nonprofit research organization, and, from 1992 to 1994, he was a Managing Director (President) and founding partner of Business Engineering, Inc., a business development firm. From 1987 to 1992, Mr. Phipps was an independent management consultant, and during that time he also served as Chief Executive Officer of Bio-Electro Systems, Inc., a company acquired by ALZA Corporation ("ALZA") in 1992. Mr. Phipps served as Executive Vice President of the technology marketing firm of Regis McKenna Inc. from 1985 to 1987 and as the Chief Executive Officer of Sellectek, Inc. from 1984 to 1985. From 1969 to 1984, Mr. Phipps served as Vice President and director of The Boston Consulting Group.

    William P. Sommers, PhD, 63, is the President and Chief Executive Officer and a director of SRI International, a nonprofit research organization. From 1992 to 1993, Dr. Sommers served as Executive Vice President of Iameter, Inc., a medical information and quality improvement services firm. Prior to joining Iameter, from 1963 to 1992, Dr. Sommers held various positions with Booz-Allen & Hamilton, an international management and technology consulting firm. Dr. Sommers currently serves as a member of the Boards of Directors of Litton Industries and Rohr, Inc. and as a trustee of the Zurich-Kemper Financial Services Mutual Funds.

MEETINGS AND COMMITTEES OF THE BOARD

    There were eleven meetings of the full Board during the 1996 fiscal year. Each director attended at least 75% of the meetings of the full Board and the committees of the Board on which he served. The Board has a Compensation Committee and an Audit Committee. The members of the Compensation Committee are Mr. Phipps and Drs. Lairson and Sommers, none of whom is an employee of TDC. The Compensation Committee, which did not meet during 1996 but met late in 1995 and early in 1997, approves TDC's compensation arrangements with its Chief Executive Officer and the awarding of options under TDC's Amended and Restated 1993 Stock Option Plan, although options have on occasion been awarded by the full Board. The members of the Audit Committee are Mr. Phipps and Drs. Lairson and Blaschke, none of whom is an employee of TDC. The Audit Committee was established to consult with TDC's independent auditors concerning their auditing plan, the results of their audit, the appropriateness of accounting principles used by TDC and the adequacy of TDC's general accounting controls. The Audit Committee met once during 1996.

    TDC has no standing nominating committee. TDC's Bylaws provide that stockholders may nominate candidates for election as directors by delivery of written notice to TDC's Secretary at least sixty days in advance of the stockholders' meeting or ten days after notice of the meeting is first given to stockholders, whichever is later. Any such notice must set forth the name and address of the nominating stockholder and the nominee, and such information concerning both such persons as would be required by the rules and regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominee. The notice must be accompanied by the written consent of the nominee to serve as a director, if elected.

    Each director who is not an employee of TDC receives an annual retainer fee of $20,000 and fees of $1,000 for each meeting day of the Board; the Chairman of the Board receives an annual retainer fee of $30,000 and fees of $1,500 for each meeting day of the Board. Pursuant to the automatic grant provision of TDC's Amended and Restated 1993 Stock Option Plan, each of TDC's non-employee directors received options to purchase 40,000 shares of Class A Common Stock (60,000 shares in the case of the Chairman of the Board) when he joined the TDC Board. All outstanding options that have been granted to non-employee directors are exercisable at a price of $1.00 per share and vest in four equal annual installments commencing on June 11, 1996, unless the exercise date is automatically accelerated in the event of the liquidation, dissolution, merger, consolidation or sale of TDC or upon the exercise of the Purchase Option (described under "Certain Transactions") held by ALZA.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

    The following table sets forth, with respect to TDC's Chief Executive Officer, certain information relating to compensation paid or accrued for services in all capacities during the fiscal years ended December 31, 1996, December 31, 1995 and December 31, 1994. All other officers of TDC are employees of ALZA and do not receive any compensation from TDC.

                                                                               ANNUAL COMPENSATION
                                                                              ---------------------      ALL OTHER
NAME AND PRINCIPAL POSITIONS                                         YEAR     SALARY(1)   BONUS(1)    COMPENSATION(2)
-----------------------------------------------------------------  ---------  ----------  ---------  -----------------
Gary L. Neil, PhD                                                       1996  $  275,000  $  96,250      $   5,724
  President and Chief Executive Officer                                 1995     260,000     91,000         --
                                                                        1994     250,000     87,500         --

------------------------

(1) Amounts shown include all compensation earned and/or received by the Chief Executive Officer and amounts earned but deferred at his election under TDC's Executive Deferral Plan and under the Tax Deferral Investment Plan of ALZA ("TDIP"), in which employees of TDC are entitled to participate.

(2) Amount shown for the fiscal year ended December 31, 1996 consists of: (i) $4,724 representing interest in excess of 120% of the applicable federal long-term rate on amounts deferred at the election of Dr. Neil under TDC's Executive Deferral Plan, and (ii) $1,000 contributed by TDC to Dr. Neil's account under the TDIP.

                               1996 OPTION GRANTS

    No options were granted to TDC officers in 1996.

                      1996 AGGREGATED OPTION EXERCISES AND
                         FISCAL YEAR-END OPTION VALUES

    The following table sets forth certain information relating to fiscal year-end option values with respect to TDC's Chief Executive Officer. All other officers of TDC are employees of ALZA and have not been granted any options to purchase TDC shares. Dr. Neil did not exercise any options during fiscal 1996.

                                                     NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                                             FISCAL YEAR-END                FISCAL YEAR-END(1)
                                                    ----------------------------------  --------------------------
NAME                                                  EXERCISABLE      UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
--------------------------------------------------  ---------------  -----------------  -----------  -------------
Gary L. Neil, PhD                                         40,000           120,000       $ 405,000    $ 1,215,000

------------------------

(1) Market value of underlying securities at fiscal year-end based on the closing sales price on the Nasdaq Stock Market on December 31, 1996 ($11.125) minus the exercise price of "in-the-money" options. At March 3, 1997, the closing sales price of TDC Class A Common Stock was $10.75.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") of the Board is generally responsible for decisions concerning the compensation to be paid to TDC's executive officers. The Committee consists of Allen M. Phipps (Chairman), Dr. Paul D. Lairson and Dr. William P. Sommers, each of whom is a non-employee director of TDC. Currently, the President and Chief Executive Officer is the only executive officer compensated by TDC.

    The compensation of TDC's President and Chief Executive Officer, Dr. Gary L. Neil, in fiscal 1993 was determined by ALZA prior to the appointment to the Board of the current members of the Committee. ALZA advised TDC that, in determining the compensation to be paid to Dr. Neil in 1993, ALZA's goal was to provide compensation that would align Dr. Neil's compensation with TDC's business and financial objectives and to reward Dr. Neil for strategic management and the achievement of company objectives. The Committee decided to continue in the same manner in determining Dr. Neil's fiscal 1994, 1995 and 1996 compensation. Such compensation consisted of (i) salary, which was based on such factors as Dr. Neil's primary responsibility for meeting TDC's business and financial objectives and a comparison to similar positions of responsibility at comparable development-stage companies; and (ii) a year-end cash bonus award, which was based on Dr. Neil's performance and the performance of TDC, measured in terms of attainment of TDC's financial and business objectives. Dr. Neil received a salary increase in 1996 (from 1995) of 5.45% to provide a cost of living adjustment. Dr. Neil's cash bonus for 1996 was in recognition of the substantial contributions of Dr. Neil during TDC's third critical full year of operations. The bonus was intended to reflect the high level of performance by Dr. Neil during 1996.

    To the extent ascertainable, the Committee will consider the anticipated tax treatment to TDC and to its executives of various payments but may not in all cases limit executive compensation to that deductible by TDC under Section 162(m) of the Internal Revenue Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments to the extent reasonably practicable and to the extent consistent with its other compensation policies and objectives.

                             COMPENSATION COMMITTEE
                           Allen M. Phipps, Chairman
                                Paul D. Lairson
                               William P. Sommers

            ANNUAL COMPARISON OF CUMULATIVE TOTAL RETURN AMONG TDC, THE NASDAQ STOCK MARKET AND THE NASDAQ PHARMACEUTICAL INDEX

    The rules of the Securities and Exchange Commission require that TDC include in this Proxy Statement a line-graph presentation comparing cumulative stockholder returns on an indexed basis with a broad-based equity index and either a nationally recognized industry standard index or an index of peer companies selected by TDC. This comparison must cover the period beginning on May 19, 1993 (which is the date on which the Class A Common Stock of TDC was registered under Section 12 of the Securities Exchange Act of 1934) through December 31, 1996. TDC's Class A Common Stock traded on the Nasdaq Stock Market as part of Units, each Unit consisting of one share of Class A Common Stock of TDC and one warrant to purchase one-eighth of one share of Common Stock of ALZA, until June 11, 1996, when the TDC Class A Common Stock began to trade separately from the ALZA warrants. Set forth below is a line graph illustrating the performance of the Units beginning on May 21, 1993 (which is the date trading of Units commenced on the Nasdaq Stock Market on a when-issued basis) through June 10, 1996 and the TDC Class A Common Stock beginning on June 11, 1996, as compared with the performance of the Nasdaq Stock Market and the Nasdaq Pharmaceutical Index. There can be no assurance that the performance of the TDC Class A Common Stock will continue into the future with the same or similar trends depicted in the graph below.

            ANNUAL COMPARISON OF CUMULATIVE TOTAL RETURN AMONG TDC, THE NASDAQ STOCK MARKET AND THE NASDAQ PHARMACEUTICAL INDEX

                        5/21/93     12/31/93     12/30/94     12/29/95     12/31/96
                      -----------  -----------  -----------  -----------  -----------
TDC                          100          110          113          145          223
PHARM INDEX                  100          118           88          162          162
NASDAQ                       100          112          110          155          191

                           BENEFICIAL STOCK OWNERSHIP

    The following table sets forth beneficial ownership of TDC's voting securities as of March 1, 1997 (except as otherwise indicated) (i) by each person, entity or "group" of persons or entities known by TDC to be beneficial owners of more than 5% of any class of TDC voting securities, (ii) by each director, including nominees, and the Chief Executive Officer, and (iii) by all executive officers and directors as a group. Except as described below, each person has sole investment and voting power with respect to the securities described in the table.

                                                                                          AMOUNT AND
                                                                                          NATURE OF
                                                                                          BENEFICIAL    PERCENT OF
 TITLE OF CLASS                                    NAME                                  OWNERSHIP(1)    CLASS(2)
-----------------  --------------------------------------------------------------------  ------------  -------------
Class A Common
Stock              J.P. Morgan & Co. Incorporated and its subsidiaries.................      911,839          11.8%
                   23 Wall Street
                   New York, NY(3)
                   Funds managed by Farallon Capital Management, Inc...................      869,600          11.2
                   One Maritime Plaza, Suite 1250
                   San Francisco, CA(4)
                   John D. Weil and related entities...................................      793,822          10.3
                   509 Olive Street, Suite 705
                   St. Louis, MO(5)
                   Merrill Lynch & Co., Inc. and
                     Merrill Lynch, Pierce Fenner & Smith
                     Incorporated......................................................      463,795           6.0
                   World Financial Center
                   North Tower
                   250 Vesey Street
                   New York, NY(6)
                   Gary L. Neil, PhD...................................................       52,000            --
                     President and Chief Executive Officer
                   Terrence F. Blaschke, MD............................................       20,700            --
                   Paul D. Lairson, MD.................................................       10,000            --
                   Allen M. Phipps.....................................................       25,000            --
                   William P. Sommers, PhD.............................................       12,919            --
                   All executive officers and directors of TDC
                     as a group (7 persons)............................................      129,159           1.7
Class B Common     ALZA Corporation
Stock              950 Page Mill Road
                   Palo Alto, CA(7)....................................................          100           100%

------------------------

(1) Includes outstanding stock options, exercisable on or before April 30, 1997, to purchase the number of shares of TDC Class A Common Stock set forth below: 40,000 for Dr. Neil; 10,000 for Dr. Blaschke; 10,000 for Dr. Lairson; 15,000 for Mr. Phipps; 10,000 for Dr. Sommers; and 85,000 for all executive officers and directors as a group.

(2) Percentages are not shown if holdings total less than 1% of total outstanding shares.

(3) Information is as of December 31, 1996 as provided by the holders in Amendment No. 1 to their Schedule 13G filed with the Securities and Exchange Commission. As to such shares, the holders have provided the following information: sole voting power--726,280 shares; shared voting power--150 shares; sole dispositive power--911,689 shares; and shared dispositive power--150 shares.

(4) Information is as of December 12, 1996 as provided by the holders in Amendment No. 4 to their Schedule 13D filed with the Securities and Exchange Commission. The holders have shared voting and dispositive power with respect to such shares.

(5) Information is as of March 7, 1997 as provided by the holder in Amendment No. 2 to its Schedule 13D filed with the Securities and Exchange Commission. The holder disclaims beneficial ownership of 37,500 of the total number of shares reported as beneficially owned. The holder has sole voting and dispositive power with respect to the remaining shares.

(6) Information is as of December 31, 1996 as provided by the holders in Amendment No. 2 to their Schedule 13G filed with the Securities and Exchange Commission. The holders have shared voting and dispositive power with respect to such shares.

(7) ALZA holds beneficially and of record all outstanding shares of Class B Common Stock of TDC. ALZA is also deemed, under the rules and regulations of the Securities and Exchange Commission, to be the beneficial owner of all outstanding shares of Class A Common Stock of TDC by virtue of the Purchase Option described under "Certain Transactions."

                              CERTAIN TRANSACTIONS

    ALZA has an option, exercisable in ALZA's sole discretion, to purchase all (but not less than all) of the outstanding shares of TDC Class A Common Stock (the "Purchase Option"). The Purchase Option is exercisable at any time until December 31, 1999 (which exercise period may be shortened or lengthened in certain circumstances). If the Purchase Option is exercised, the exercise price will be the greatest of:

    (a) $100 million;

    (b) the greater of (i) 25 times the worldwide royalties and sublicensing fees paid by ALZA to TDC during four specified calendar quarters or (ii) 100 times such royalties and sublicensing fees during a specified calendar quarter, but in each case less any amounts previously paid by ALZA to exercise any buy-out option with respect to any product;

    (c) the fair market value of one million shares of ALZA Common Stock; or

    (d) $325 million less all amounts paid by TDC under its development agreement with ALZA (described below).

    ALZA and TDC have a development agreement pursuant to which ALZA conducts research and development activities on behalf of TDC. For activities conducted by ALZA under the development agreement during fiscal 1996, TDC incurred research and development expenses of approximately $100 million. ALZA also performs certain administrative services for TDC under a services agreement which is terminable at the option of TDC on 60 days' notice. Expenses incurred by TDC for services rendered under the services agreement during fiscal 1996 were approximately $152,000.

    In 1993, TDC made a loan in the amount of $300,000 to Dr. Gary L. Neil, President and Chief Executive Officer of TDC, in connection with the purchase of his California residence. The loan bears interest at the rate of 5.32% per annum and is payable in full on or before September 8, 2002. Accrued interest is payable by June 30 and December 31 of each year. In 1996, Dr. Neil paid $16,004 of accrued interest on the loan. Repayment of the loan is secured by a first deed of trust on Dr. Neil's residence.

                              INDEPENDENT AUDITORS

    Ernst & Young LLP has acted as TDC's auditor since TDC's inception and has been selected as TDC's auditor for the fiscal year ending December 31, 1997. A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

                         ANNUAL REPORT TO STOCKHOLDERS

    TDC's Annual Report to Stockholders for the year ended December 31, 1996, containing the audited balance sheets as of December 31, 1996 and 1995 and the related statements of operations, stockholders' equity and cash flows since inception, is a combined annual report to stockholders and report on Form 10-K and is being mailed with this Proxy Statement to stockholders entitled to notice of the Annual Meeting.

                             STOCKHOLDER PROPOSALS

    TDC will, in future proxy statements of the Board, include stockholder proposals complying with the applicable rules of the Securities and Exchange Commission and the procedures set forth in TDC's Bylaws. In order for a proposal by a stockholder to be included in the proxy statement of the Board relating to the annual meeting of stockholders to be held in the spring of 1998, that proposal must be received in writing by the Secretary of TDC no later than November 27, 1997.

                                 OTHER MATTERS

    The Board knows of no other matters that will be presented at the Annual Meeting. If, however, any matter is properly presented at the Annual Meeting, the proxy solicited hereby will be voted in accordance with the judgment of the proxyholders.

                                          By Order of the Board of Directors,
                                          DAVID R. HOFFMANN
                                          SECRETARY

Palo Alto, California
March 27, 1997

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE IN THE ACCOMPANYING POSTPAID ENVELOPE. YOUR DOING SO MAY SAVE TDC THE EXPENSE OF A SECOND MAILING.

PROXY


                     THERAPEUTIC DISCOVERY CORPORATION

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoint(s) ALLEN M. PHIPPS and DAVID R. HOFFMAN, or either of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to vote, as designated on the reverse side of this proxy card, all of the shares of THERAPEUTIC DISCOVERY CORPORATION which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders to be held on May 8, 1997 and at any adjournments and postponements thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

                                                             ----------------
                                                                SEE REVERSE
                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE
                                                             ----------------

     PLEASE MARK
/X/  VOTES AS IN
     THIS EXAMPLE


THE BOARD OF DIRECTORS OF THERAPEUTIC DISCOVERY CORPORATION UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL.

1.  To elect as Class I Director:

NOMINEE:  Gary L. Neil, Ph.D.

              FOR                  WITHHELD
            /     /                 /    /


2. In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the meeting.


                                                         MARK HERE
                                                        FOR ADDRESS    /   /
                                                         CHANGE AND
                                                        NOTE AT LEFT


       WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE
       VOTED "FOR" THE ABOVE PROPOSAL.


       Please date and sign exactly as name(s) appear(s) herein. If shares are held jointly, each holder should sign. Please give full title and capacity in which signing if not signing as an individual stockholder.



Signature:______________ Date:______  Signature:_____________ Date:_______